Exhibit 5.1
[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]
August 22, 2007
BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, AL 35244
Re: BioCryst Pharmaceuticals, Inc. Form S-3 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and related prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on August 22, 2007. The Registration Statement covers the resale of up to 8,140,000 shares (the “Agreement Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), issued pursuant to that certain Stock and Warrant Purchase Agreement dated August 6, 2007 (the “Securities Purchase Agreement”), which are held by certain stockholders named in such prospectus.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
     In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.
     In connection with this opinion, we have examined the following documents:
     (1) the Company’s Registration Statement and related prospectus to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof;
     (2) a specimen certificate representing the Common Stock;

     (3) the Third Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate”);
     (4) the Bylaws of the Company, as amended to date (the “Bylaws”);
     (5) the Securities Purchase Agreement;
     (6) such records of the corporate proceedings of the Company that we have considered necessary or appropriate for the purpose of rendering this opinion, including actions taken by the Company’s Board of Directors and Finance Committee in connection with the authorization and issuance of the Common Stock, the filing of the Registration Statement and related matters; and
     (7) such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.
     In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.
     Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Agreement Shares of Common Stock issued and sold pursuant to the Securities Purchase Agreement, have been validly issued and are fully paid and non-assessable.
     The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws).
     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
     We do not express an opinion on any matters other than those expressly set forth in this letter. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,
/s/ HOLME ROBERTS & OWEN LLP

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